i
                                                  EXHIBIT  99
                              LEVEL 8 SYSTEMS, INC.
                         2000 STOCK GRANT RETENTION PLAN


                                TABLE OF CONTENTS
SECTION  1.  DEFINITIONS                                                1
1.1     Definitions                                                     1

SECTION  2  THE  STOCK  INCENTIVE  PLAN                                 2
2.1     Purpose  of  the  Plan                                          2
2.2     Stock  Subject  to  the  Plan                                   2
2.3     Administration  of  the  Plan                                   2

SECTION  3  TERMS  OF  STOCK  INCENTIVES                                3
3.1     Terms  and  Conditions  of  All  Stock  Awards                  3
3.2     Terms  and  Conditions  of  Stock  Awards.                      3

SECTION  4  GENERAL  PROVISIONS                                         3
4.1     Withholding.                                                    3
4.2     Changes  in  Capitalization;  Merger;  Liquidation.             4
4.3     Right  to  Terminate  Employment.                               4
4.4     Non-Alienation  of  Benefits.                                   4
4.5     Restrictions  on  Delivery  and  Sale  of  Shares;  Legends     4
4.6     Listing  and  Legal  Compliance                                 5
4.7     Termination  and  Amendment  of  the  Plan.                     5
4.8     Choice  of  Law.                                                5
4.9     Effective  Date  of  Plan                                       5


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                              LEVEL 8 SYSTEMS, INC.
                         2000 STOCK GRANT RETENTION PLAN


                     SECTION 1.  DEFINITIONSI.  DEFINITIONS

     1.1     Definitions1.1     Definitions.  Whenever  used  herein,  the
             -----------        -----------
masculine pronoun will be deemed to include the feminine, and the singular to include the plural, unless the context clearly indicates otherwise, and the following capitalized words and phrases are used herein with the meaning thereafter ascribed:

(a)     "Board  of  Directors"  means  the  board  of  directors of the Company.
         --------------------

(b)     "Code"  means  the  Internal  Revenue  Code  of  1986,  as  amended.
         ----

(c)     "Committee"  means  the committee appointed by the Board of Directors to
         ---------
administer the Plan. If the Committee has not been appointed, the Compensation Committee of the Board of Directors shall constitute the Committee.

(d)     "Company"  means  Level  8  Systems,  Inc.,  a  Delaware  corporation.
         -------

(e)     "Fair  Market  Value"  with  regard  to  a  date  means:
         -------------------

(1) the price at which Stock shall have been sold on that date or the last trading date prior to that date as reported by the national securities exchange selected by the Committee on which the shares of Stock are then actively traded or, if applicable, as reported by the NASDAQ Stock Market.

(2) if such market information is not published on a regular basis, the price of Stock in the over-the-counter market on that date or the last business day prior to that date as reported by the NASDAQ Stock Market or, if not so reported, by a generally accepted reporting service.

(3) if Stock is not publicly traded, as determined in good faith by the Committee with due consideration being given to (i) the most recent independent appraisal of the Company, if such appraisal is not more than twelve months old and (ii) the valuation methodology used in any such appraisal.

For purposes of Paragraphs (1), (2), or (3) above, the Committee may use the closing price as of the applicable date, the average of the high and low prices as of the applicable date or for a period certain ending on such date, the price determined at the time the transaction is processed, the tender offer price for shares of Stock, or any other method which the Committee determines is reasonably indicative of the fair market value.

(f)     "Participant"  means an individual who receives a Stock Award hereunder.
         -----------

(g)     "Plan"  means the Level 8 Systems, Inc. 2000 Stock Grant Retention Plan.
         ----

(h)     "Stock"  means  Company's  common  stock.
         -----

(i)     "Stock  Award"  means  a  stock  award  described  in  Section  3.
         ------------

(j)     "Stock  Award  Agreement"  means  an agreement between the Company and a
         -----------------------
Participant  or  other  documentation  evidencing  an  award  of  a Stock Award.

(k)     "Stock  Award  Program"  means  a  written  program  established  by the
         ---------------------
Committee, pursuant to which Stock Awards are awarded under the Plan under uniform terms, conditions and restrictions set forth in such written program.

(l)     "Termination  of  Employment"  means  the  termination  of  the
         ---------------------------
employee-employer relationship between a Participant and the Company, regardless
         ------
     of whether severance or similar payments are made to the Participant for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability or retirement. The Committee will, in its absolute discretion, determine the effect of all matters and questions relating to a Termination of Employment, including, but not by way of limitation, the question of whether a leave of absence constitutes a Termination of Employment.


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         SECTION 2  THE STOCK INCENTIVE PLAN2  THE STOCK INCENTIVE PLAN

     2.1     Purpose  of  the  Plan2.1     Purpose  of  the  Plan.  The  Plan is
             ----------------------        ----------------------
intended to reward, and Stock Awards may only be granted to, certain employees of the Company who formerly worked for StarQuest Software, Inc. and became employees of the Company.

     2.2     Stock  Subject  to  the  Plan2.2     Stock  Subject  to  the  Plan.
             -----------------------------        -----------------------------
Subject to adjustment in accordance with Section 4.2, fifty thousand (50,000) shares of Stock (the "Maximum Plan Shares") are hereby reserved exclusively for issuance upon exercise or payment pursuant to Stock Awards.

     2.3     Administration  of the Plan2.3     Administration of the Plan.  The
             ---------------------------        --------------------------
Plan is administered by the Committee. The Committee has full authority in its discretion to determine the employees of the Company to whom Stock Awards will be granted and the terms and provisions of Stock Awards, subject to the Plan.
Subject to the provisions of the Plan, the Committee has full and conclusive authority to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the respective Stock Award Agreements and to make all other determinations necessary or advisable for the proper administration of the Plan. The Committee's determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan (whether or not such persons are similarly situated). The Committee's decisions are final and binding on all Participants.


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          SECTION 3  TERMS OF STOCK AWARDS3  TERMS OF STOCK INCENTIVES

     3.1     Terms  and  Conditions  of  All  Stock  Awards3.1     Terms  and
             ----------------------------------------------        ----------
Conditions  of  All  Stock  Awards.
         -------------------------

     (a) The Committee shall decide in its sole discretion how many shares of Stock to grant to each eligible employee.

     (b) Each Stock Award will be evidenced by a Stock Award Agreement in such form and containing such terms, conditions and restrictions as the Committee may determine to be appropriate, including without limitation, performance goals that must be achieved as a condition to vesting or payment of the Stock Award, or be made subject to the terms of a Stock Award Program, containing such terms, conditions and restrictions as the Committee may determine to be appropriate, including without limitation, performance goals that must be achieved as a condition to vesting or payment of the Stock Award. Each Stock Award Agreement or Stock Award Program is subject to the terms of the Plan and any provisions contained in the Stock Award Agreement or Stock Award Program that are inconsistent with the Plan are null and void.

     (c) The date a Stock Award is granted will be the date on which the Committee has approved the terms and conditions of the Stock Award and has determined the recipient of the Stock Award and the number of shares covered by the Stock Award, and has taken all such other actions necessary to complete the grant of the Stock Award.

     3.2     Terms  and  Conditions of Stock Awards.3.2     Terms and Conditions
             --------------------------------------         --------------------
of  Stock  Awards.  The  number  of shares of Stock subject to a Stock Award and
 ----------------
restrictions  or  conditions  on  such  shares, if any, will be as the Committee
 --
determines,  and  the  certificate  for  such  shares  will bear evidence of any
 --
restrictions  or  conditions.  Subsequent  to the date of the grant of the Stock
 --
Award, the Committee has the power to permit, in its discretion, an acceleration
 -
of the expiration of an applicable restriction period with respect to any part or all of the shares awarded to a Participant.


               SECTION 4  GENERAL PROVISIONS5  GENERAL PROVISIONS

     4.1     Withholding.
The Company must deduct from all cash distributions under the Plan any taxes required to be withheld by federal, state or local government. Whenever the Company proposes or is required to issue or transfer shares of Stock under the Plan or upon the vesting of any Stock Award, the Company has the right to require the recipient to remit to the Company an amount sufficient to satisfy any federal, state and local tax withholding requirements prior to the delivery of any certificate or certificates for such shares or the vesting of such Stock Award. A Participant may pay the withholding obligation in cash, or, if the applicable Stock Award Agreement or Stock Award Program provides, a Participant may elect to have the number of shares of Stock he is to receive reduced by, or with respect to a Stock Award, tender back to the Company, the smallest number of whole shares of Stock which, when multiplied by the Fair Market Value of the shares of Stock determined as of the Tax Date (defined below), is sufficient to satisfy federal, state and local, if any, withholding obligation arising from exercise or payment of a Stock Award (a "Withholding Election"). A Participant may make a Withholding Election only if both of the following conditions are met:


     (a) The Withholding Election must be made on or prior to the date on which the amount of tax required to be withheld is determined (the "Tax Date") by executing and delivering to the Company a properly completed notice of Withholding Election as prescribed by the Committee; and

     (b) Any Withholding Election made will be irrevocable except on six months advance written notice delivered to the Company; however, the Committee may in its sole discretion disapprove and give no effect to the Withholding Election.


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     4.2     Changes  in  Capitalization; Merger;  Liquidation.
             -------------------------------------------------
     (a) The number of shares of Stock reserved for the grant of Stock Awards must be proportionately adjusted for any increase or decrease in the number of issued shares of Stock resulting from a subdivision or combination of shares or the payment of a stock dividend in shares of Stock to holders of outstanding shares of Stock or any other increase or decrease in the number of shares of Stock outstanding effected without receipt of consideration by the Company.

     (b) The existence of the Plan and the Stock Awards granted pursuant to the Plan must not affect in any way the right or power of the Company to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Company, any issue of debt or equity securities having preferences or priorities as to the Stock or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its business or assets, or any other corporate act or proceeding.

     4.3     Right  to  Terminate  Employment.
             --------------------------------
Nothing in the Plan or in any Stock Award confers upon any Participant the right to continue as an employee or officer of the Company or any of its Affiliates or affect the right of the Company or any of its Affiliates to terminate the Participant's employment or services at any time.

     4.4     Non-Alienation  of  Benefits.
             ----------------------------
Other than as provided herein, no benefit under the Plan may be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge; and any attempt to do so shall be void. No such benefit may, prior to receipt by the Participant, be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the Participant.

     4.5     Restrictions  on  Delivery  and  Sale  of  Shares;  Legends.
             ------------------------------------------------------------
Each Stock Award is subject to the condition that if at any time the Committee, in its discretion, shall determine that the listing, registration or qualification of the shares covered by such Stock Award upon any securities exchange or under any state or federal law is necessary or desirable as a condition of or in connection with the granting of such Stock Award or the purchase or delivery of shares thereunder, the delivery of any or all shares pursuant to such Stock Award may be withheld unless and until such listing, registration or qualification shall have been effected. If a registration statement is not in effect under the Securities Act of 1933 or any applicable state securities laws with respect to the shares of Stock purchasable or otherwise deliverable under Stock Awards then outstanding, the Committee may require, as a condition of exercise of any Option or as a condition to any other delivery of Stock pursuant to a Stock Award, that the Participant or other recipient of a Stock Award represent, in writing, that the shares received pursuant to the Stock Award are being acquired for investment and not with a view to distribution and agree that the shares will not be disposed of except pursuant to an effective registration statement, unless the Company shall have received an opinion of counsel that such disposition is exempt from such requirement under the Securities Act of 1933 and any applicable state securities laws. The Company may include on certificates representing shares delivered pursuant to a Stock Award such legends referring to the foregoing representations or restrictions or any other applicable restrictions on resale as the Company, in its discretion, shall deem appropriate.

     4.6     Listing  and  Legal Compliance
             ------------------------------
The Committee may suspend the payment of any Stock Award so long as it determines that securities exchange listing or registration or qualification under any securities laws is required in connection therewith and has not been completed on terms acceptable to the Committee.

     4.7     Termination  and  Amendment  of  the  Plan.
             ------------------------------------------
The Board of Directors at any time may amend or terminate the Plan without stockholder approval; provided, however, that the Board of Directors may condition any amendment on the approval of stockholders of the Company if such approval is necessary or advisable with respect to tax, securities or other applicable laws. No such termination or amendment without the consent of the holder of a Stock Award may adversely affect the rights of the Participant under such Stock Award.

     4.8     Choice  of  Law.
             ---------------
The laws of the State of Delaware shall govern the Plan, to the extent not preempted by federal law, without reference to the principles of conflict of laws.


     4.9     Effective  Date  of  Plan
             -------------------------
This Plan was approved by the Board of Directors and is effective as of October 30, 2000.


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                                         LEVEL  8  SYSTEMS,  INC.

                                         By:  /s/ Dennis McKinnie
                                            ---------------------------------
                                         Dennis McKinnie, Senior Vice President,
                                         Chief Legal  and Administrative Officer
                                         and  Corporate  Secretary




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